CONSENT OF MOORE STEPHENS

                                                                    EXHIBIT 23.2


22 December 1999


Flextronics International Limited
2090 Fortune Drive,
San Jose
CA 95131
USA


FLEXTRONICS INTERNATIONAL LIMITED


As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.


/s/ MOORE STEPHENS
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Moore Stephens